UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

February 24, 2012

Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX		77571
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(281) 867-8400

1601 Old Underwood Road, La Porte, TX 77571

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 24, 2012, in response to inquiries from stock analysts, Chief Executive Officer, David Mathews, authorized the e-mail disclosure that Global NuTech, Inc., a Nevada corporation (the “Company”), forecast its fiscal year 2012 revenues to be in the range of $40-45 Million (USD) with projected EBITDA being in the range of $4.0-4.5 Million. Projected U.S.G.A.A.P. Net Income for 2012 is expected to range between $2.600 Million and $2.925 Million (USD).

In addition, the Company provided the analysts with a chart setting forth a non-U.S.G.A.A.P. five year comparative summary of revenues (2007 – 2011 actual and 2012 projected) for the Company's wholly owned subsidiary, International Plant Services, L.L.C. A copy of such chart is attached hereto as Exhibit 99.1.

The information contained in and attached by exhibit to this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statement and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(d)	Exhibits.

EXHIBIT TABLE

Exhibit No.	Description	Location
99.1	International Plant Services, L.L.C. Five Year Comparative Revenues Summary	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	GLOBAL NUTECH, INC.

	By:	/s/ Craig Crawford
Name: Craig Crawford Title: Executive Vice President/Chief Financial Officer